Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following is a list of the Corporation’s consolidated subsidiaries as of February 28, 2002. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for director’s qualifying shares.

Name	State or Jurisdiction of Organization

900 West Park Drive LLC	Delaware
Australian Outsourcing Pty Limited	Australia
Avalon Consulting Group	California
China Data General Corporation	Delaware
Conley Corporation	Delaware
CrosStor Software, Inc.	New Jersey
Datagen, Inc.	Delaware
Data General A.G.	Switzerland
Data General Argentina S.A.	Argentina
Data General Australia Pty. Ltd.	Australia
Data General BVI, Ltd.	British Virgin Islands
Data General (Canada) Company	Canada
Data General Computers Sdn Bhd	Malaysia
Data General do Brasil LTDA	Brazil
Data General Gesellschaft mbH	Austria
Data General Hong Kong Limited	Hong Kong
Data General Hong Kong Sales and Services Limited	Hong Kong
Data General International, Inc.	Delaware
Data General Investment Corporation	Delaware
Data General Ireland Limited	Ireland
Data General Israel Ltd.	Israel
Data General Latin America, Inc.	Delaware
Data General New Zealand Limited	New Zealand
Data General S.r.l.	Italy
Data General Singapore Pte. Ltd.	Singapore
Data General South Africa (Pty.) Limited	South Africa
DG Wholesale Pty. Ltd.	Australia
Eighty-First Patriot Pty Limited	Australia
EMC Acquisition Corporation I	Delaware
EMC Asset Acquisition Corporation	Delaware
EMC Australia Pty. Limited	Australia
EMC Belgian Development Group BVBA	Belgium
EMC (Benelux) B.V.	The Netherlands
EMC Chile S.A.	Chile
EMC Computer Storage Systems (Israel) Ltd.	Israel
EMC Computer Storage Systems (Sales and Services) Ltd.	Israel
EMC Computer Systems AG	Switzerland
EMC Computer Systems Argentina S.A.	Argentina
EMC Computer Systems Danmark A/S	Denmark
EMC Computer-Systems AS	Norway
EMC Computer Systems Austria GmbH	Austria
EMC Computer Systems (Benelux) B.V.	The Netherlands
EMC Computer Systems Bilgisayar Sistemleri Ticaret A.S.	Turkey
EMC Computer-Systems Brazil LTDA	Brazil
EMC Computer Systems California, Inc.	Delaware
EMC Computer Systems (FE) Limited	Hong Kong
EMC Computer Systems France S.A.	France
EMC Computer-Systems Ireland Ltd.	Ireland
EMC Computer Systems Italia S.p.A.	Italy
EMC Computer Systems (Malaysia) Sdn. Bhd.	Malaysia

Name	State or Jurisdiction of Organization

EMC Computer Systems Mexico S.A.	Mexico
EMC Computer-Systems OY	Finland
EMC Computer Systems Poland Sp. z.o.o.	Poland
EMC Computer Systems (South Africa) (Pty.) Ltd.	South Africa
EMC Computer Systems (South Asia) Pte. Ltd.	Singapore
EMC Computer Systems Spain, S.A.	Spain
EMC Computer-Systems (Svenska) AB	Sweden
EMC Computer Systems (UK) Limited	United Kingdom
EMC Computer Systems Venezuela, S.A.	Venezuela
EMC Corporation of Canada	Canada
EMC Czech Republic s.r.o.	Czech Republic
EMC del Peru, S.A.	Peru
EMC Deutschland GmbH	Germany
EMC Europe Limited	United Kingdom
EMC Foreign Sales Corporation	Barbados
EMC Global Holdings Company	Massachusetts
EMC Hungary Trading and Servicing Ltd.	Hungary
EMC Information Systems N.V.	Belgium
EMC Information Systems Sweden AB	Sweden
EMC Information Systems (Thailand) Limited	Thailand
EMC International Holdings, Inc.	Delaware
EMC Investment Corporation	Delaware
EMC Japan K.K.*	Japan
EMC New Zealand Limited	New Zealand
EMC Puerto Rico, Inc.	Delaware
EMC Securities Corporation	Massachusetts
EMC Ventures Pte Ltd	Singapore
Epoch, Inc.	Delaware
FilePool S.a.r.l.	France
Flanders Road Holdings LLC	Delaware
General Risk Insurance Company Ltd.	Bermuda
Hankook EMC Computer Systems Chusik Hoesa	South Korea
Information Systems EMC Greece S.A.	Greece
Luminate Software Corporation	California
Luminate Software GmbH	Germany
Luminate UK	United Kingdom
McDATA International, Inc.	U.S. Virgin Islands
Millennia III, Inc.	Delaware
Softworks, Inc.	Delaware
Softworks International Limited	United Kingdom
Softworks International Pty. Ltd.	Australia
Softworks Italia S.r.l.	Italy
Softworks S.A.	France
Softworks Savan Technology Pte. Ltd.	Singapore
Softworks Savantechnology do Brasil	Brazil
Softworks Savantechnology International S.A.	Spain
Tenth Mounpro Pty Limited	Australia
Terascape Software Inc.	Massachusetts

* 95% owned by EMC Corporation.